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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) of Avatech Solutions, Inc., pertaining to the Avatech Solutions, Inc. 2002 Stock Option Plan, of our report dated September 3, 2002 (except Note 3 and 14, as to which the date is March 10, 2003) with respect to the consolidated financial statements of Avatech Solutions, Inc. for the year ended June 30, 2002 included in the Registration Statement (Form S-1 No. 333-104035), filed with the Securities and Exchange Commission.

                                            /s/ Ernst & Young LLP

Baltimore, Maryland
August 22, 2003

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